FOR IMMEDIATE RELEASE	CONTACTS:	Mike McMahon
Redwood Trust, Inc.		(415) 384-3805
Thursday, February 26, 2009
Martin S. Hughes
(415) 389-7373

REDWOOD TRUST REPORTS FOURTH QUARTER 2008 RESULTS

MILL VALLEY, CA – February 26, 2009 – Redwood Trust, Inc. (NYSE:RWT) today reported a GAAP net loss for the fourth quarter of 2008 of $116 million, or a loss of $3.46 per share. This GAAP loss included $111 million, or $3.33 per share, of net negative market valuation adjustments (MVA).  This compares to a net loss of $3.34 per share for the third quarter of 2008, which included $3.81 per share of net negative MVA, and a net loss of $36.49 per share for the fourth quarter of 2007, which included $37.89 per share of net negative MVA.

For 2008, our reported GAAP net loss was $444 million, or $13.46 per share, which included $493 million, or $14.93 per share, of net negative MVA. This compares to a GAAP net loss of $1.1 billion, or $39.70 per share, in 2007, which included $1.3 billion, or $45.15 per share, of net negative MVA.

In comparing our 2008 results to corresponding periods in 2007, it is important to realize that during 2007 we recorded fair value declines for assets held by our Acacia CDO securitization entities, but were not permitted to record generally offsetting fair value declines for Acacia's paired liabilities.  On January 1, 2008, we adopted FAS 159, a new fair value accounting standard that permits us to mark-to-market both the assets and the liabilities of the consolidated Acacia CDO entities for 2008 and subsequent periods.

For the fourth quarter of 2008 we estimate a taxable loss of $9 million, or $0.25 per share, compared to our estimated taxable income of $2 million, or $0.07 per share, for the third quarter of 2008, and taxable income of $29 million, or $0.91 per share, for the fourth quarter of 2007. Estimated taxable income for 2008 was $23 million, or $0.72 per share, compared to $164 million, or $5.79 per share, in 2007.

“Our earnings continue to be impacted by negative market valuation adjustments, but our cash flows remain strong. We ended 2008 with $126 million in cash and no short-term debt, and we raised an additional $283 million in our January 2009 equity offering,” said Marty Hughes, Redwood’s President and Chief Financial Officer.

Although we constantly analyze investment opportunities, we did not make new investments during a four month period in the middle of 2008 due to the unprecedented level of uncertainty relating to the economy, the financial markets, and the size, scope, and form of government initiatives.  Later in 2008 we became a more active investor in residential mortgage-backed securities, investing $50 million in the fourth quarter, and investing an additional $98 million in 2009 through February 24th.

“We believe it is unlikely that there will be a near-term recovery in housing and the economy. If there were an easy fix, the people addressing these problems would have found it by now,” said Brett Nicholas, Redwood’s Chief Investment Officer.  “Despite the gloomy outlook, we are finding attractive investment opportunities. We believe Redwood can prosper in the current environment and we have the capital to build our franchise in the months and years to come,” he added.

The accounting concepts and disclosures relating to our financial statements are complex. Today, we also released our Redwood Review covering the fourth quarter of 2008. The Redwood Review contains a more detailed discussion of our business performance and outlook. The Redwood Review is available on our website at www.redwoodtrust.com. We strongly recommend reading the Redwood Review and our Annual Report on Form 10-K in conjunction with this press release.

Our Annual Report on Form 10-K for the year ended December 31, 2008 was filed today with the Securities and Exchange Commission.  The Form 10-K is also available on our website at www.redwoodtrust.com.

REDWOOD TRUST, INC.

Consolidated Income Statement	Fourth	Third	Second	First	Fourth
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2008	2008	2008	2008	2007

Interest income	$123	$131	$137	$177	$207
Interest expense	(99)	(92)	(98)	(127)	(153)
Net interest income	24	39	39	50	54
Provision for loan losses	(19)	(18)	(10)	(8)	(5)
Market valuation adjustments, net	(111)	(127)	(60)	(195)	(1,119)
Net interest income after provision and market valuation adjustments	(106)	(106)	(31)	(153)	(1,070)
Operating expenses	(14)	(17)	(15)	(16)	(16)
Realized gains on sales and calls, net	6	-	3	-	7
Minority interest allocation	2	2	(2)	-	-
(Provision for) benefit from income taxes	(4)	10	(1)	(2)	2
GAAP net loss	$(116)	$(111)	$(46)	$(171)	$(1,077)

Average diluted shares (thousands)	33,366	33,334	32,871	32,511	29,531
GAAP earnings per share (diluted)	$(3.46)	$(3.34)	$(1.40)	$(5.28)	$(36.49)

Regular dividends declared per common share	$0.75	$0.75	$0.75	$0.75	$0.75
Special dividends declared per common share	-	-	-	-	2.00
Total dividends declared per common share	$0.75	$0.75	$0.75	$0.75	$2.75

REDWOOD TRUST, INC.

Consolidated Income Statement	Year Ended
($ in millions, except share data)	December 31,
	2008	2007

Interest income	$568	$868
Interest expense	(416)	(652)
Net interest income	152	216
Provision for loan losses	(55)	(13)
Market valuation adjustments, net	(493)	(1,261)
Net interest income after provision and market valuation adjustments	(396)	(1,058)
Operating expenses	(62)	(59)
Realized gains on sales and calls, net	9	13
Minority interest allocation	2	-
Benefit from (provision for) income taxes	3	(5)
GAAP net loss	$(444)	$(1,109)

Average diluted shares (thousands)	33,023	27,928
GAAP earnings per share (diluted)	$(13.46)	$(39.70)

Regular dividends declared per common share	$3.00	$3.00
Special dividends declared per common share	-	2.00
Total dividends declared per common share	$3.00	$5.00

REDWOOD TRUST, INC.

Consolidated Balance Sheet	31-Dec	30-Sep	30-Jun	31-Mar	1-Jan (1)	31-Dec
($ in millions, except share data)	2008	2008	2008	2008	2008	2007

Real estate loans	$4,659	$6,101	$6,377	$6,775	$7,204	$7,204
Real estate securities, at fair value:
Trading securities	340	574	841	952	1,805	12
Available-for-sale securities	233	288	400	242	317	2,110
Other investments	78	79	79	79	79	79
Cash and cash equivalents	126	177	148	257	290	290
Other assets	146	155	201	241	223	244
Total assets	$5,582	$7,374	$8,046	$8,546	$9,918	$9,939

Short-term debt	$-	$7	$9	$2	$8	$8
Other liabilities	252	167	166	211	170	170
Asset-backed securities issued - Sequoia	4,508	5,930	6,175	6,544	6,946	6,946
Asset-backed securities issued - Acacia(2)	347	673	935	1,046	1,893	3,383
Long-term debt	150	150	150	150	150	150
Minority interest	23	35	47	8	-	-
Stockholders’ equity (deficit)	302	412	564	585	751	(718)
Total liabilities and stockholders' equity	$5,582	$7,374	$8,046	$8,546	$9,918	$9,939

Shares outstanding at period end (thousands)	33,471	33,238	33,184	32,710	32,385	32,385
GAAP book value per share	$9.02	$12.40	$17.00	$17.89	$23.18	$(22.18)

(1) We adopted the fair value option under FAS 159 (FVO) for assets and liabilities of Acacia and certain other assets effective January 1, 2008.
(2) Prior to 2008, ABS issued by Acacia were accounted for at cost.

REDWOOD TRUST, INC.

Consolidating Income Statement
Three Months Ended December 31, 2008
($ in millions)		The			Intercompany	Redwood
	Redwood	Fund	Sequoia	Acacia	Adjustments	Consolidated

Interest income	$18	$2	$71	$36	$(1)	$126
Net discount (premium) amortization	(3)	1	(1)	-	-	(3)
Total interest income	15	3	70	36	(1)	123
Management fees	1	$-	$-	$-	$-	1
Interest expense	(2)	-	(64)	(35)	1	(100)
Net interest income	$14	$3	$6	$1	$-	$24
Provision for loan losses	-	-	(19)	-	-	(19)
Market valuation adjustments, net	(103)	(7)	(3)	(4)	6	(111)
Net interest (loss) income after provision and market valuation adjustments	(89)	(4)	(16)	(3)	6	(106)
Operating expenses	(13)	(1)	-	-	-	(14)
Realized gains (losses) on sales and calls, net	-	-	12	-	(6)	6
Loss from the Fund	(3)	-	-	-	3	-
Loss from Sequoia	(4)	-	-	-	4	-
Loss from Acacia	(3)	-	-	-	3	-
Minority interest allocation	-	2	-	-	-	2
Provision for income taxes	(4)	-	-	-	-	(4)
Net (loss) Income	$(116)	$(3)	$(4)	$(3)	$10	$(116)

Consolidating Income Statement Year Ended December 31, 2008 ($ in millions)		The			Intercompany	Redwood
	Redwood	Fund	Sequoia	Acacia	Adjustments	Consolidated
Interest income	$79	$5	$327	$161	$(7)	$565
Net discount (premium) amortization	19	5	(22)	-	-	2
Total interest income	98	10	305	161	(7)	567
Management fees	5	-	-	-	-	5
Interest expense	(9)	-	(276)	(141)	7	(419)
Net interest income	$94	$10	$29	$20	$-	$153
Provision for loan losses	-	-	(55)	-	-	(55)
Market valuation adjustments, net	(390)	(15)	(7)	(88)	7	(493)
Net interest (loss) income after provision and market valuation adjustments	(296)	(5)	(33)	(68)	7	(395)
Operating expenses	(61)	(1)	-	-	-	(62)
Realized gains on sales and calls, net	1	2	12	-	(7)	8
Loss from the Fund	(2)	-	-	-	2	-
Loss from Sequoia	(21)	-	-	-	21	-
Loss from Acacia	(68)	-	-	-	68	-
Minority interest allocation	-	2	-	-	-	2
Benefit from income taxes	3	-	-	-	-	3
Net (loss) Income	$(444)	$(2)	$(21)	$(68)	$91	$(444)

REDWOOD TRUST, INC.

Consolidating Balance Sheet
December 31, 2008
($ in millions)		The			Intercompany	Redwood
	Redwood	Fund	Sequoia	Acacia	Adjustments	Consolidated

Real estate loans	$3	$-	$4,644	$12	$-	$4,659
Real estate securities, at fair value:
Trading securities	6	-	-	334	-	340
Available-for-sale securities	185	48	-	74	(74)	233
Other investments	-	-	-	78	-	78
Cash and cash equivalents	126	-	-	-	-	126
Investment in the Fund	28	-	-	-	(28)	-
Investment in Sequoia	97	-	-	-	(97)	-
Investment in Acacia	16	-	-	-	(16)	-
Total earning assets	461	48	4,644	498	(215)	5,436
Other assets	37	5	44	60	-	146
Total Assets	$498	$53	$4,688	$558	$(215)	$5,582

Short-term debt	$-	$-	$-	$-	$-	$-
Other liabilities	46	2	9	195	-	252
Asset-backed securities issued - Sequoia	-	-	4,582	-	(74)	4,508
Asset-backed securities issued - Acacia	-	-	-	347	-	347
Long-term debt	150	-	-	-	-	150
Total liabilities	196	2	4,591	542	(74)	5,257
Minority interest	-	23	-	-	-	23
Total stockholders’ equity	302	28	97	16	(141)	302
Total Liabilities and Stockholders’ Equity	$498	$53	$4,688	$558	$(215)	$5,582

REDWOOD TRUST, INC.

GAAP and Taxable (Loss) Income Differences	Fourth	Third	Second	First	Fourth
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2008	2008	2008	2008	2007

GAAP net loss	$(116)	$(111)	$(46)	$(171)	$(1,077)
Difference in taxable (loss) income calculations
Amortization and credit losses	7	4	(7)	6	(15)
Operating expenses	(1)	3	1	2	9
Gross realized gains on calls and sales	(14)	(11)	(6)	(5)	(5)
Market valuation adjustments, net	111	127	61	194	1,119
Provision for income taxes	4	(10)	1	1	(2)
Total differences in GAAP and taxable (loss) income	107	113	50	198	1,106

Taxable (loss) income	$(9)	$2	$4	$27	$29

Taxable (loss) income per share	$(0.25)	$0.07	$0.11	$0.79	$0.91

REDWOOD TRUST, INC.

GAAP and Taxable (Loss) Income Differences	Year Ended
($ in millions, except share data)	December 31, 2008
	2008	2007

GAAP net (loss) income	$(444)	$(1,109)
Difference in taxable (loss) income calculations
Amortization and credit losses	10	16
Operating expenses	3	3
Gross realized gains on calls and sales	(36)	(10)
Market valuation adjustments, net	493	1,261
Provision for income taxes	(3)	3
Total differences in GAAP and taxable (loss) income	467	1,273

Taxable income	$23	$164

Taxable income per share	$0.72	$5.79